EXHIBIT 99.1

Idaho Strategic Reports Record Second Quarter Operating and Financial Performance

Highlighted by a 54.71% Increase in Revenue to $9,476,739 – a New Quarterly Revenue Record, and the Completion of 5,819 Meters of Drilling

COEUR D’ALENE, Idaho, August 7, 2025 (ACCESSWIRE) – Idaho Strategic Resources, Inc. (NYSE American: IDR) (“IDR”, “Idaho Strategic” or the “Company”) today announced its consolidated operating and financial results for the second quarter ending June 30, 2025. The Company continues to reinvest a significant amount of cash flow back into the business via drilling and other exploration programs across nearly its entire project portfolio and planned construction activities at the Golden Chest mine. Operating and financial results for the second quarter include:

Operational Performance:	Q2 2025	% Change	Q2 2024
Ore Tonnes Processed	10,240	10.58%	9,260
Average Flotation Feed Grade (gpt)	9.97	-3.11%	10.29
Ounces Produced	3,010	3.69%	2,903
All-In Sustaining Cost Per Ounce ($USD)	$1,980.41	42.75%	$1,387.34

Financial Performance ($USD):	Q2 2025	% Change	Q2 2024
Revenue	$9,476,739	54.71%	$6,125,382
Total Cost of Sales	$4,000,953	31.09%	$3,051,957
Gross Profit	$5,475,786	78.17%	$3,073,425
Net Income Attributable to IDR	$2,767,458	28.25%	$2,157,873
Earnings Per Share (EPS)	$0.20	17.65%	$0.17
Average Realized Gold Price	$3,223.38	57.71%	$2,043.84

Idaho Strategic’s President and CEO, John Swallow stated, “At IDR, record quarterly revenue and cash flow brings with it record activity and record investment back into the production side of the business and in gold and rare earth elements exploration. There shouldn’t be any theorists left surmising what it will be like at $2k or $3k gold – we are now living the times for which we have all been training. And for the ‘China dumping commodities’ handwringers, the MP/DoD REE announcement of early July was a welcome long-trend reversal and, in my opinion, marked the birth of a new domestic industry and approach in the US. The results listed above are impressive by any measure, and the rare earth side of our business advanced nicely during the quarter, from a macro level as well as from boots on the ground. Adding a supportive domestic demand profile to an industry with only a few established players and where a lot of energy has been expended by outsiders over the last five years looking for new deposits (with little success), is also good for our company and our shareholders. Our balance sheet is strong and this years’ re-investment back into the asset base is on track. I am looking forward to the next quarter and a strong finish to 2025.”

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Golden Chest Highlights for Q2 2025 Include:

•	In the second quarter of 2025 ore tonnes processed at the New Jersey Mill increased by approximately 10.58% to 10,240 dry metric tonnes resulting in gold production of 3,010 ounces at an average flotation feed grade of 9.97 grams per tonne (“gpt”).

•	All-in sustaining cost (“AISC”) per ounce of gold in the second quarter of 2025 was $1,980.41, which is an increase of approximately 42.75% over the second quarter of 2024. Cash costs per ounce was $1,064.68 in 2025, compared to $904.67 in 2024. The increase in AISC is largely a result of 5,819 meters of drilling completed during the second quarter of 2025 in alignment with the Company’s production-backed exploration business plan. Adjusted AISC per ounce without exploration expenses were $1,313.31 in the second quarter of 2025 and $1,197.99 in the second quarter of 2024.

•	During the second quarter, Idaho Strategic completed 5,819 meters of drilling in total. This included 2,176 meters completed at the Golden Chest targeting the Paymaster, Red Star, and the H-Vein; 1,687 meters of drilling at two prospects in the Murray Gold Belt, Buckskin and King Mine; and 1,956 meters of drilling at Eastern Star – the Company’s first ever drill program on the project.

•	Results from drilling at the Golden Chest were released during the second quarter of 2025. Drilling highlights from 3 different areas of the mine were announced in a press release titled Idaho Strategic Announces Multiple High-Grade Drill Results from Three Different Target Areas at the Golden Chest Mine.

•	Significant progress was made at the New Jersey Mill with the completion of the new tailings filtration circuit, which was 80% complete at the end of the first quarter. Commissioning of the tailings filtration circuit was also completed during the second quarter and haulage of tailings back to the Golden Chest mine has commenced as well.

Rare Earth Highlights for Q2 2025 Include:

•	IDR executed a long-term lease agreement for the mineral claims comprising approximately 1,500 acres of various in-holdings within the Company’s Mineral Hill and Lemhi Pass rare earth elements projects. The leased land included the mineral claims covering the Cardinal prospect at the Company’s Mineral Hill project, which recently returned greater than 17% total rare earth oxides in a sample taken from a carbonatite outcrop.

•	The Company announced the signing of a Memorandum of Understanding with Clean Core Thorium Energy, Inc. in a press release titled Idaho Strategic and CCTE Team Up to Build America’s Thorium Future.

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Corporate Highlights for Q2 2025 Include:

•	IDR announced its inclusion in the Russell 3000 index via a press release titled Idaho Strategic Set to Join the Russell 3000® Index During 2025 Annual Reconstitution.

Notes accompanying the financial statements below can be found in the Company’s quarterly report filed this morning with the SEC on EDGAR.

Qualified person

IDR’s Vice President, Grant A. Brackebusch, P.E. is a qualified person as such term is defined under S-K 1300 and has reviewed and approved the technical information and data included in this press release.

About Idaho Strategic Resources, Inc.

Idaho Strategic Resources (IDR) is an Idaho-based gold producer which also owns the largest rare earth elements land package in the United States. The Company’s business plan was established in anticipation of today’s volatile geopolitical and macroeconomic environment. IDR finds itself in a unique position as the only publicly traded company with growing gold production and significant blue-sky potential for rare earth elements exploration and development in one Company.

For more information on Idaho Strategic Resources, please visit www.idahostrategic.com or call:

Travis Swallow, Investor Relations & Corporate Development

Email: tswallow@idahostrategic.com

Phone: (208) 625-9001

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Idaho Strategic Resources, Inc. Condensed Consolidated Statements of Operations (Unaudited) For the Three and Six-Month Periods Ended June 30, 2025 and 2024

	June 30, 2025		June 30, 2024
	Three Months	Six Months	Three Months	Six Months
Revenue:
Sales of products	$9,476,739	$16,755,275	$6,125,382	$12,024,320
Total revenue	9,476,739	16,755,275	6,125,382	12,024,320

Costs of Sales:
Cost of sales and other direct production costs	3,459,215	6,490,044	2,596,027	5,154,940
Depreciation and amortization	541,738	1,091,359	455,930	957,718
Total costs of sales	4,000,953	7,581,403	3,051,957	6,112,658
Gross profit	5,475,786	9,173,872	3,073,425	5,911,662

Other operating expenses:
Exploration	2,244,761	3,616,194	620,056	887,904
Management	268,214	532,959	90,313	199,413
Professional services	153,260	336,998	84,982	239,226
General and administrative	223,735	460,753	179,456	340,119
(Gain) loss on disposal of equipment	68,942	308,840	3,022	7,431
Total other operating expenses	2,958,912	5,255,744	977,829	1,674,093
Operating income	2,516,874	3,918,128	2,095,596	4,237,569

Other (income) expense:
Equity (income) loss on investment in Buckskin Gold and Silver, Inc	159	(1,187)	1,589	(278)
Timber revenue net of costs	(2,848)	(6,704)	(6,049)	(19,406)
Loss on investment in equity securities	-	-	-	453
Interest income	(220,409)	(405,804)	(60,468)	(80,103)
Interest expense	-	-	25,602	46,167
Total other (income) expense	(223,098)	(413,695)	(39,326)	(53,167)

Net income	2,739,972	4,331,823	2,134,922	4,290,736
Net loss attributable to non-controlling interest	(27,486)	(44,614)	(22,951)	(38,246)
Net income attributable to Idaho Strategic Resources, Inc.	$2,767,458	$4,376,437	$2,157,873	$4,328,982

Net income per common share-basic	$0.20	$0.32	$0.17	$0.34

Weighted average common share outstanding-basic	14,007,582	13,837,894	12,836,205	12,674,789

Net income per common share-diluted	$0.20	$0.31	$0.17	$0.34

Weighted average common shares outstanding- diluted	14,134,531	13,939,790	13,043,026	12,904,998

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Idaho Strategic Resources, Inc. Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,444,476	$1,106,901
Investments in US treasury notes	10,611,794	7,775,193
Gold sales receivable	2,641,438	1,578,694
Inventories	1,120,993	899,924
Joint venture receivable	1,108	2,892
Other current assets	366,137	378,469
Total current assets	17,185,946	11,742,073

Property, plant and equipment, net of accumulated depreciation	16,289,024	12,904,065
Mineral properties, net of accumulated amortization	11,598,167	10,573,349
Investment in Buckskin Gold and Silver, Inc	342,623	341,436
Investment in joint venture	435,000	435,000
Investments in US treasury notes, non-current	11,082,224	7,208,930
Reclamation bond	330,110	249,110
Deposits	436,166	567,667
Total assets	$57,699,260	$44,021,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,535,858	$1,006,078
Accrued payroll and related payroll expenses	570,525	564,090
Notes payable, current portion	1,254,269	709,381
Total current liabilities	3,360,652	2,279,549

Asset retirement obligations	315,264	305,409
Notes payable, long term	2,025,399	1,023,358
Total long-term liabilities	2,340,663	1,328,767

Total liabilities	5,701,315	3,608,316

Stockholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, no par value, 200,000,000 shares authorized; June 30, 2025-14,058,339 and December 31, 2024- 13,665,058 shares issued and outstanding	53,296,323	46,059,318
Accumulated deficit	(3,997,516)	(8,373,953)
Total Idaho Strategic Resources, Inc stockholders’ equity	49,298,807	37,685,365
Non-controlling interest	2,699,138	2,727,949
Total stockholders' equity	51,997,945	40,413,314

Total liabilities and stockholders’ equity	$57,699,260	$44,021,630

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Often, but not always, forward-looking information can be identified by forward-looking words such as “intends”, “potential”, “believe”, “plans”, “expects”, “may”, “goal’, “assume”, “estimate”, “anticipate”, and “will” or similar words suggesting future outcomes, or other expectations, beliefs, assumptions, intentions, or statements about future events or performance. Forward-looking information includes, but are not limited to, Idaho Strategic Resources’ potential to deliver Q3 2025 operating and financial performance that is in-line, better, or worse than Q2 2025; the benefit that the Company believes its production-backed exploration business plan provides; the potential for the Company to continue to reinvest its cash flow into planned drilling and exploration activities during 2025; the potential for the Company’s drilling and exploration activities to be value-added; the Company’s construction activities at the Golden Chest in 2025; and the potential financial and operational benefits of implementing the tailings filtration system and paste backfill system. Forward-looking information is based on the opinions and estimates of Idaho Strategic Resources as of the date such information is provided and is subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, level of activity, performance, or achievements of IDR to be materially different from those expressed or implied by such forward-looking information. Investors should note that IDR’s claim as the largest rare earth elements landholder in the U.S. is based on the Company’s internal review of publicly available information regarding the rare earth landholdings of select companies within the U.S., which IDR is aware of. Investors are encouraged not to rely on IDR’s claim as the largest rare earth elements landholder in the U.S. while making investment decisions. The forward-looking statement information above, and those following are applicable to both this press release, as well as the links contained within this press release. With respect to the business of Idaho Strategic Resources, these risks and uncertainties include risks relating to widespread epidemics or pandemic outbreaks; interpretations or reinterpretations of geologic information; the accuracy of historic estimates; unfavorable exploration results; inability to obtain permits required for future exploration, development or production; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; the ability to obtain necessary future financing on acceptable terms; the ability to operate the Company’s projects; and risks associated with the mining industry such as economic factors (including future commodity prices, and energy prices), ground conditions, failure of plant, equipment, processes and transportation services to operate as anticipated, environmental risks, government regulation, actual results of current exploration and production activities, possible variations in ore grade or recovery rates, permitting timelines, capital and construction expenditures, reclamation activities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated, or intended. Readers are cautioned not to place undue reliance on such information. Additional information regarding the factors that may cause actual results to differ materially from this forward‐looking information is available in Idaho Strategic Resources filings with the SEC on EDGAR. IDR does not undertake any obligation to update publicly or otherwise revise any forward-looking information whether as a result of new information, future events or other such factors which affect this information, except as required by law.

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814